UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
October 17, 2013
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American Assets Trust, Inc.
(Exact name of registrant as specified in its charter)

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Maryland (State or other jurisdiction of incorporation)	001-35030 (Commission File No.)	27-3338708 (I.R.S. Employer Identification No.)
11455 El Camino Real, Suite 200 San Diego, California 92130 (Address of principal executive offices)		92130 (Zip Code)
(858) 350-2600 Registrant’s telephone number, including area code:
Not Applicable (Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
New Annual Incentive Bonus Plan

On October 16, 2013, the Compensation Committee of the Board of Directors of American Assets Trust, Inc. (the “Company”), established a new incentive bonus plan that focuses annual cash bonus opportunities and payouts, in part, on the achievement of specific, pre-established corporate performance objectives for each named executive officer.

Under the incentive bonus plan, 50% of a named executive’s annual bonus will be tied, in part, to corporate financial measures, with “threshold,” “target” and “maximum” performance levels corresponding to the payout levels for the corporate component of each executive’s target annual bonus payout (with threshold or lower performance representing a 0% payout level for each financial measure, target performance representing a 100% payout level for each financial measure and maximum or greater performance representing a 200% payout level for each financial measure). 50% of a named executive’s annual bonus will continue to be determined in the discretion of the Compensation Committee based on the executive’s individual performance and such other factors as the Compensation Committee deems appropriate. The payout levels to be determined for the discretionary component of each executive’s annual bonus will range between 0% and 100% of target.

Specific corporate performance goals and weightings will be determined in advance and actual performance relative to those goals determines the bonuses earned. The two corporate financial measures to be utilized for 2013 and 2014 annual cash bonus purposes are:

•	Funds From Operations as Adjusted as a multiple of the Company’s stock price relative to the Company’s peer group, and

•	Year-over-year same-store net operating income growth performance relative to the Company’s peer group in each of the retail, office and multifamily asset segments.

The newly established peer group that will be used for purposes of determining the annual bonus payouts will be based on the companies utilized by the Compensation Committee for executive compensation purposes. In addition, the Company’s performance relative to the peer group for each of these financial measures will be calculated based on the trailing twelve-month period ending on September 30, 2013. For future years, the Company’s performance will continue to be measured based on the trailing twelve-month period ending on September 30 of the year for which bonuses are to be determined and paid.

The Compensation Committee selected the foregoing performance measures because they represent two of the key financial and operational performance metrics for which the executives are responsible, thereby creating a clear link between executive actions and corporate results. In addition, the Compensation Committee believes that the selected performance measures are well-balanced and important to sustaining the long-term performance of the Company. These performance measures are also commonly used by other REITs to measure performance and, therefore, lend themselves to measurement relative to the Company’s peer group.

2013 target bonuses under the incentive bonus plan for John W. Chamberlain, the Company’s President and Chief Executive Officer, Robert F. Barton, the Company’s Executive Vice President and Chief Financial Officer, Adam Wyll, the Company’s Senior Vice President, General Counsel and Secretary, and Patrick Kinney, the Company’s Senior Vice President of Real Estate Operations, will be 125%, 100%, 50% and 40% of base salary, respectively. In no event will an executive receive an annual bonus payout in excess of 150% of his target bonus. Ernest Rady, the Company’s Executive Chairman of the Board, will not be a participant under the incentive bonus plan, and as such, his annual bonus will be entirely at the discretion of the Compensation Committee of the Board.

The Company expects to adopt a similar bonus program under the incentive bonus plan for future fiscal years, which will reward achievement at specified levels of corporate financial performance and individual performance and will contain target bonuses consistent with those disclosed above.

In general, and except as set forth in the executive employment agreements, an executive officer must remain employed through the date of payment of his annual bonus in order to remain eligible to receive such bonus.

The foregoing description of the incentive bonus plan is qualified in its entirety by reference to the full text of the incentive bonus plan, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Assets Trust, Inc.
	By:	/s/ ADAM WYLL
Adam Wyll Senior Vice President, General Counsel and Secretary
October 17, 2013